UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 9, 2021

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW, Suite 775 North, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2021, Easterly Government Properties Trust, Inc. (the “Company”) appointed Allison E. Marino to serve as the Company’s Senior Vice President and Chief Accounting Officer.

Prior to joining the Company, Ms. Marino, 37, served as Vice President and Corporate Controller of Carr Properties, a private real estate trust focused on the ownership, acquisition and development of office properties, from February 2020 to August 2021. She first joined Carr Properties in 2015 as a Director of Accounting. Prior to that, Ms. Marino served in Marriott International, Inc.’s Financial Reporting and Analysis group from 2010 to 2015 in various capacities including as a Senior Manager and Manager. She began her career at Ernst & Young, LLP in its real estate practice. Ms. Marino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. She earned her Bachelor of Science in Business Administration from the University of Pittsburgh and her Master of Business Administration from the University of North Carolina.

There were no arrangements or understandings between Ms. Marino and any other persons pursuant to which Ms. Marino received her appointment. Ms. Marino does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Marino was awarded a grant of shares of restricted common stock of the Company having a value of approximately $250,000, 60% of which will vest two years from the grant date and 40% of which will vest four years from the grant date, in each case subject to Ms. Marino’s continued service with the Company.

The Company and Ms. Marino also entered into an indemnification agreement in substantially the same form as the Company has entered into with its executive officers. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Ms. Marino to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Ms. Marino by reason of her service as an officer of the Company.

Ms. Marino will serve as the principal accounting officer of the Company. Meghan G. Baivier, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer and former principal accounting officer, will continue to serve as the Company’s principal financial officer.

Item 7.01 Regulation FD Disclosure.

On August 11, 2021, the Company issued a press release announcing the appointment of Ms. Marino as the Company’s Senior Vice President and Chief Accounting Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 11, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: August 11, 2021